As filed with the Securities and Exchange Commission on August 23, 1999

                                                 Registration No. 333-
=============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                     ----------------------------------
                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                     ----------------------------------

                         JONES APPAREL GROUP, INC.
           (Exact Name of Registrant as Specified in its Charter)

Pennsylvania                                                      06-0935166
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                             Identification No.)

                           250 Rittenhouse Circle
                        Bristol, Pennsylvania  19007
                               (215) 785-4000
                  (Address of Principal Executive Offices)

                     ----------------------------------

                          1999 STOCK OPTION PLAN
                           (Full Title of Plan)

                            IRA M. DANSKY, ESQ.
                              General Counsel
                         Jones Apparel Group, Inc.
                               1411 Broadway
                         New York, New York  10018
                  (Name and Address of Agent for Service)
                     ----------------------------------
                             (212) 536-9526
      (Telephone Number, Including Area Code, of Agent for Service)

                               CALCULATION OF REGISTRATION FEE
=================================================================================================

Title of                             Proposed Maximum    Proposed Maximum
Securities        Amount to be       Offering Price Per  Aggregate Offering  Amount of
to be Registered  Registered (1)     Share               Price               Registration Fee (2)
----------------  -----------------  ------------------  ------------------  --------------------
Common Stock,
$.01 par value    10,000,000 shares  $29.3125            $293,125,000        $81,488.75


(1) An indeterminate additional number of shares of Common Stock are registered hereunder, which may be issued as a result of stock splits, stock dividends or similar transactions pursuant to the operation of the "Adjustments Upon Changes in Capitalization" provisions of the 1999 Stock Option Plan. No additional registration fee is included for these shares.

(2) The registration fee is based upon the average of the high and low sales prices for the Common Stock of $29.3125 on August 19, 1999 as prescribed by Rule 457(c).

                           Page 1 of 28 Pages
                    Exhibit Index appears on Page 8

                                 PART I
           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

  This Registration Statement relates to the registration of 10,000,000 shares of common stock, $0.01 par value per share ("Common Stock") of JONES APPAREL GROUP, INC. (the "Registrant") to be issued under the 1999 Stock Option Plan (the "Plan"). Documents containing the information required by
Part I of the Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

  The Registrant will, upon written or oral request, provide without charge to any person to whom the Prospectus relating to this Registration Statement is delivered, a copy of any and all of the information which has been incorporated by reference in such Prospectus and this Registration Statement (pursuant to Item 3 of Part II below). Such requests should be directed to the Chief Financial Officer, Jones Apparel Group, Inc., 250 Rittenhouse Circle, Bristol, Pennsylvania 19007 (telephone (215) 785-4000).



                               PART II
           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

  The following documents which have been filed by the Registrant with the Commission are hereby incorporated by reference in this Registration
Statement:

  1.  Annual Report on Form 10-K for the fiscal year ended December
      31, 1998.

  2.  Quarterly Report on Form 10-Q for the quarter ended July 4, 1999.

  3. Current Reports on Form 8-K dated January 1, 1999, January 13, 1999, March 2, 1999, April 7, 1999 and June 15, 1999.

  4. The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendment or report filed for the purpose of updating such description.

  All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of the Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing such documents; provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant's Annual Report on Form 10-K covering such year shall not be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.


ITEM 4.  DESCRIPTION OF SECURITIES.

  Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

  The legality of the Registrant's Common Stock being registered hereunder will be passed upon by Ira M. Dansky, Esq., General Counsel of the Registrant. As of August 20, 1999, Mr. Dansky owned 8,226 shares of the Registrant's Common Stock and options to purchase 128,226 shares of the Registrant's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Pennsylvania Business Corporation Law provides that a corporation may provide in its by-laws that a director is not personally liable for monetary damages for any action taken unless (1) the director has breached or failed to perform the duties of his or her office and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness, (2) the responsibility or liability arises under any criminal statute or (3) the liability is for the payment of taxes under Federal, State or local law.

  The Registrant's by-laws provide that a director shall not be personally liable for monetary damages for any action taken or failed to be taken, other than as expressly provided in the Pennsylvania Business Corporation Law, as explained above.

  The Pennsylvania Business Corporation Law provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

  The Pennsylvania Business Corporation Law also provides that a corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of the action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. Indemnification shall not be made in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

  The Registrant's by-laws provide that the Registrant will indemnify each officer and director to the full extent permitted by the Pennsylvania Business Corporation Law, as explained above, and shall pay and advance expenses for any matters covered by such indemnification.

  The Registrant has in effect insurance policies in the amount of $45 million for general officers' and directors' liability insurance and $10 million for fiduciary liability insurance covering all the Registrant's directors and officers in certain instances where by law they may not be indemnified by the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

  Not Applicable.

ITEM 8.  EXHIBITS.

  See Exhibit Index at page 8.

ITEM 9.  UNDERTAKINGS.

  The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the

Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bristol, State of Pennsylvania, on this 20th day of August, 1999.


                                       JONES APPAREL GROUP, INC.


                                       By: /s/ Wesley R. Card
                                           Wesley R. Card
                                           Chief Financial Officer


                             POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ira M. Dansky, Wesley R. Card and Patrick M. Farrell, and each of them, his true and lawful attorneys-in-fact and agent with full power of substitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might and could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



Signature              Title                                   Date
----------------       -------------------------------------   ---------------

/s/ Sidney Kimmel      Chairman and Director                   August 20, 1999
Sidney Kimmel          (Chief Executive Officer)


/s/ Jackwyn Nemerov    President and Director                  August 20, 1999
Jackwyn Nemerov


/s/ Wesley R. Card     Chief Financial Officer                 August 20, 1999
Wesley R. Card         (Principal Financial Officer)


/s/ Patrick M. Farrell Vice President and Corporate            August 20, 1999
Patrick M. Farrell     Controller (Principal Accounting
                       Officer)

Signature              Title                                   Date
----------------       -------------------------------------   ---------------

/s/ Irwin Samelman     Executive Vice President,               August 20, 1999
Irwin Samelman         Marketing and Director


_______________        Director
Geraldine Stutz


_______________        Director
Howard Gittis


/s/ Eric A. Rothfeld   Director                                August 20, 1999
Eric A. Rothfeld


/s/ Mark J. Schwartz   Director                                August 20, 1999
Mark J. Schwartz

                              EXHIBIT INDEX


Exhibit Nos.  Description                                               Page
------------  --------------------------------------------------------  ----

4.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the period ended December 31, 1998).

4.2 By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, filed April 3, 1991, SEC File No. 33-39742).

4.3 Amendment to the By-Laws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K, filed March 30, 1994, SEC File No. 1-10746).

4.4 Specimen certificate of the Registrant's common stock, par value $0.01 (incorporated by reference to Exhibit
              4.1 to the Registrant's Registration Statement on Form S-3, filed October 28, 1998, SEC File No. 333-66223).

4.5*          1999 Stock Option Plan and Form of Stock Option
              Agreements of the Registrant.                               9

5.1*          Opinion of Ira M. Dansky, Esq. with respect to legality.    26

23.1*         Consent of BDO Seidman, LLP.                                27

23.2*         Consent of Deloitte & Touche LLP.                           28

23.3 Consent of Ira M. Dansky, Esq. (included in Exhibit 5.1 hereto).

24            Power of Attorney (included on signature page hereof).


__________________
*Filed herewith.

                               EXHIBIT 4.5

                        JONES APPAREL GROUP, INC.
                         1999 STOCK OPTION PLAN

  1. Purpose of the 1999 Stock Option Plan. Jones Apparel Group, Inc. (the "Company") desires to attract and retain the best available talent and to encourage the highest level of performance. The 1999 Stock Option Plan (the "Stock Option Plan") is intended to contribute significantly to the attainment of these objectives by (i) providing long-term incentives and rewards to all key employees of the Company (including officers and directors who are key employees of the Company and also including key employees of any subsidiary of the Company which may include officers or directors of any subsidiary of the Company who are also key employees of said subsidiary), and those directors and officers, consultants, advisers, agents or independent representatives of the Company or of any subsidiary (together, "Eligible Individuals"), who are contributing or in a position to contribute to the long-term success and growth of the Company or of any subsidiary, (ii) assisting the Company and any subsidiary in attracting and retaining Eligible Individuals with experience and ability, and
(iii) associating more closely the interests of such Eligible Individuals with those of the Company's stockholders.

  2. Scope and Duration of the Stock Option Plan. Under the Stock Option Plan, Options ("Options") to purchase Shares of common stock, par value $.01 per share ("Common Stock"), may be granted to Eligible Individuals. Options granted to employees (including officers and directors who are employees) of the Company or a subsidiary corporation thereof, may, at the time of grant, be designated by the Company's Board of Directors either as incentive stock options ("ISOs"), with the attendant tax benefits as provided for under Sections 421 and 422 of the Internal Revenue Code of 1986, as amended (the "Code") or as nonqualified stock options. Stock appreciation rights (the "Rights") may be granted in association with Options. The aggregate number of shares of Common Stock reserved for grant from time to time under the Stock Option Plan is 10,000,000 shares of Common Stock, which shares of Common Stock may be authorized but unissued shares of Common Stock or shares of Common Stock, which shall have been or which may be reacquired by the Company, as the Board of Directors of the Company shall from time to time determine. Such aggregate numbers shall be subject to adjustment as provided in Paragraph 12. If an Option shall expire or terminate for any reason without having been exercised in full or surrendered in full in connection with the exercise of a Right, the shares of Common Stock represented by the portion thereof not so exercised or surrendered shall (unless the Stock Option Plan shall have been terminated) become available for other Options under the Stock Option Plan. Subject to Paragraph 14, no Option or Right shall be granted under the Stock Option Plan after May 19, 2009. The grant of an Option and/or a Right is sometimes referred to herein as an Award thereof.

  3. Administration of the Stock Option Plan. This Stock Option Plan will be administered by the Board of Directors of the Company (the "Board of Directors"). The Board of Directors, in its discretion, may designate an Option committee (the "Option Committee" or "Committee") composed of at least two members of the Board of Directors to administer this Stock Option Plan. Members of the Stock Option Committee shall meet such qualifications as the Board of Directors may determine; provided, however that each member shall qualify as a "Non-Employee Director" under Section 16 of the Securities Exchange Act of 1934, as amended and as an "Outside Director" as defined in Code Section 162(m) and any regulations promulgated thereunder. Subject to the express provisions of this Plan, the Board of Directors or the Committee (hereinafter, the terms "Option Committee" or "Committee", shall mean the Board of Directors whenever no such Option Committee has been designated); shall have authority in its discretion, subject to and not inconsistent with the express provisions of this Stock Option Plan, to direct the grant of Options; to determine the purchase price of the Common Stock covered by each Option; the Eligible Individuals to whom, and the time or times at which, Options shall be granted and subject to the maximum set forth in Paragraph 4 hereof, the number of shares of Common Stock to be covered by each Option; to designate Options as ISOs; to direct the grant of Rights in connection with any Option; to interpret the Stock Option Plan; to determine the time or times at which Options may be exercised; to prescribe, amend and rescind rules and regulations relating to the Stock Option Plan, including, without limitation, such rules and regulations as it shall deem advisable, so that transactions involving Options may qualify for exemption under such rules and regulations as the Securities and Exchange Commission may promulgate from time to time exempting transactions from Section 16(b) of the Securities and Exchange Act of 1934; to determine the terms and provisions of and to cause the Company to enter into agreements with Eligible Individuals in connection with Options (Awards) granted under the Stock Option Plan (the "Agreements"), which Agreements may vary from one another as the Committee shall deem appropriate; and to make all other determinations it may deem necessary or advisable for the administration of the Stock Option Plan.

  Members of the Committee shall serve at the pleasure of the Board of Directors. The Committee shall have and may exercise all of the powers of the Board of Directors under the Stock Option Plan, other than the power to appoint a director to Committee membership. A majority of the Committee shall constitute a quorum, and acts of a majority of the members present at any meeting at which a quorum is present shall be deemed the acts of the Committee. The Committee may also act by instrument signed by a majority of the members of the Committee.

  Every action, decision, interpretation or determination by the Committee with respect to the application or administration of this Stock Option Plan shall be final and binding upon the Company and each person holding any Option granted under this Stock Option Plan.

  4. Eligibility: Factors to be Considered in Granting Options and Designating ISOs (Awards). (a) Options may be granted only to (i) key employees (including officers and directors who are employees) of the Company or any subsidiary corporation thereof on the date of grant (Options so granted may be designated as ISOs), and (ii) directors or officers of the Company or a subsidiary corporation thereof on the date of grant, without regard to whether they are employees, and (iii) consultants or advisers to or agents or independent representatives of the Company or a subsidiary thereof. In determining the persons to whom Options (Awards) shall be granted and the number of shares of Common Stock to be covered by each Award, the Committee shall take into account the nature of the duties of the respective persons, their present and potential contributions to the Company's (including subsidiaries') successful operation and such other factors as the Board of Directors in its discretion shall deem relevant. Subject to the provisions of Paragraph 2, an Eligible Individual may receive Options (Awards) on more than one occasion under the Stock Option Plan. No person shall be eligible for an Option grant if he shall have filed with the Secretary of the Company an instrument waiving such eligibility; provided that any such waiver may be revoked by filing with the Secretary of the Company an instrument of revocation, which revocation will be effective upon such filing.

  (b) In the case of each ISO granted to an employee, the aggregate fair market value (determined at the time the ISO is granted) of the Common Stock with respect to which the ISO is exercisable for the first time by such employee during any calendar year (under all plans of the Company and any subsidiary corporation thereof) may not exceed $100,000.

  (c) In no event shall any Eligible Individual be granted Options to purchase more than 3,000,000 shares of Common Stock pursuant to this Stock Option Plan.

  5. Option Price. (a) The purchase price per share of the Common Stock covered by each Option shall be established by the Committee but in no event shall it be less than the fair market value of a share of the Common Stock on the date the Option is granted; provided, however, that if an Option is granted to a director of the Company for services solely as a director, and such grant is approved by the Board of Directors, the purchase price may be less than such fair market value. If, at the time an Option is granted, the Common Stock is publicly traded, such fair market value shall be the closing price (or the mean of the latest bid and asked prices) of a share of Common Stock on such date as reported in The Wall Street Journal (or a publication or reporting service deemed equivalent to The Wall Street Journal for such purpose by the Board of Directors) for any national securities exchange or other securities market which at the time is included in the stock price quotations of such publication. In the event that the Committee shall determine such stock price quotation is not representative of fair market value by reason of the lack of a significant number of recent transactions or otherwise, the Committee may determine fair market value in such a manner as it shall deem appropriate under the circumstances. If, at the time an Option is granted, the Common Stock is not publicly traded, the Committee shall make a good faith attempt to determine such fair market value.

  (b) In the case of an employee who at the time an ISO is granted owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the employer corporation or of its parent or a subsidiary corporation thereof (a "10% Holder"), the purchase price of the Common Stock covered by any ISO shall in no event be less than 110% of the fair market value of the Common Stock at the time the ISO is granted.

  6. Term of Options. The term of each Option shall be fixed by the Committee, but in no event shall it be exercisable more than 10 years from the date of grant, subject to earlier termination as provided in Paragraphs 10 and 11. An ISO granted to a 10% Holder shall not be exercisable more than 5 years from the date of grant.

  7. Exercise of Options. (a) Subject to the provisions of the Stock Option Plan, an Option granted to an employee under the Stock Option Plan shall become fully exercisable at such time or times as the Committee in its sole discretion shall determine at the time of the granting of the Option or thereafter, except that in no event shall any such Option be exercisable later than 10 years after its grant.

  (b) An Option may be exercised as to any or all full shares of Common Stock as to which the Option is then exercisable.

  (c) The purchase price of the shares of Common Stock as to which an Option is exercised shall be paid in full in cash at the time of exercise; provided that, the purchase price may be paid (i) in whole or in part, by surrender or delivery to the Company of securities of the Company having a fair market value on the date of the exercise equal to the portion of the purchase price being so paid, or (ii) in cash by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise. Fair market value shall be determined as provided in Paragraph 5 for the determination of such value on the date of the grant. In addition, the holder shall, upon notification of the amount due and prior to or concurrently with delivery to the holder of a certificate representing such shares of Common Stock, pay promptly any amount necessary to satisfy applicable Federal, state or local tax requirements.

  (d) Except as provided in Paragraphs 10 and 11, no Option may be exercised unless the original grantee thereof is then an Eligible Individual.

  (e) The Option holder shall have the rights of a stockholder with respect to shares of Common Stock covered by an Option only upon becoming the holder of record of such shares of Common Stock.

  (f) Notwithstanding any other provision of this Stock Option Plan, the Company shall not be required to issue or deliver any share of stock upon the exercise of an Option prior to the admission of such share to listing on any stock exchange or automated quotation system on which the Company's Common Stock may then be listed.

  8. Award and Exercise of Rights. (a) A Right may be awarded by the Committee in association with any Option either at the time such Option is granted or at any time prior to the exercise, termination or expiration of such Option. Each such Right shall be subject to the same terms and conditions as the related Option and shall be exercisable only to the extent such Option is exercisable, and the Right Value, as hereinafter defined, is a positive amount.

  (b) A Right shall entitle the holder to surrender to the Company unexercised the related Option (or any portion or portions thereof which the holder from time to time shall determine to surrender for this purpose) and to receive in exchange therefor, subject to the provisions of the Stock Option Plan and such rules and regulations as from time to time may be established by the Committee, a payment having an aggregate value equal to the product of (A) the Right Value of one share of Common Stock, as hereinafter defined, and (B) the number of shares of Common Stock called for by the Option, or portion thereof, which is surrendered. For purposes of the Stock Option Plan: the Right Value of one share of Common Stock shall be the excess of (i) the fair market value of one share of Common Stock on the date on which the Right is exercised, over (ii) the purchase price per share of the Common Stock covered by the surrendered Option. The date on which the Committee shall receive notice from the holder of the exercise of a Right shall be considered the date on which the Right is exercised.

  Upon exercise of a Right, a holder shall indicate to the Committee what portion of the payment he desires to receive in cash and what portion in shares of Common Stock of the Company; provided, that the Board of Directors shall have sole discretion to determine in any case or cases that payment will be made in the form of all cash, all shares of Common Stock, or any combination thereof.
If the holder is to receive a portion of such payment in shares of Common Stock, the number of shares of Common Stock shall be determined by dividing the amount of such portion by the fair market value of one share of Common Stock on the date on which the Right is exercised. The number of shares of Common Stock which may be received pursuant to the exercise of a Right may not exceed the number of shares of Common Stock covered by the related Option, or portion thereof, which is surrendered. No fractional shares of Common Stock will be issued, but instead cash will be paid for any such fractional share of Common Stock.

  No payment will be required from the holder upon exercise of a Right, except that the holder shall, upon notification of the amount due and prior to or concurrently with delivery to the holder of cash or a certificate representing shares of Common Stock, pay promptly any amount necessary to satisfy applicable Federal, state or local tax requirements, and the Company shall have the right to deduct from any payment any taxes required by law to be withheld by the Company with respect to such payment.

  (c) The fair market value of one share of Common Stock for the date on which a Right is exercised shall be determined as provided in Paragraph 5 for the determination of such value on the date of grant.

  (d) Upon exercise of a Right, the number of shares of Common Stock subject to exercise under the related Option shall automatically be reduced by the number of shares of Common Stock represented by the Option, or portion thereof, which is surrendered. Shares of Common Stock subject to Options, or portions thereof, which are surrendered in connection with the exercise of Rights shall not be available for subsequent Option grants under the Stock Option Plan.

  (e) Whether payments upon exercise of Rights are made in cash, shares of Common Stock or a combination thereof, the Committee shall have the sole discretion as to the timing of the payments, including whether payment shall be made in a lump sum or installments, but payments may not be deferred beyond the first business day of the twenty-fifth calendar month next following the month of exercise of a Right. Deferred payments may bear interest at a rate determined by the Committee, provided that such rate of interest shall not be less than the lowest rate which avoids imputation of interest at a higher rate under the Code. The Board of Directors may make such further provisions and adopt such rules and regulations as it shall deem appropriate, not inconsistent with the Stock Option Plan, related to the timing of the exercise of a Right and the determination of the form and timing of payment to the holder upon such exercise.

  9. Nontransferability of Options. No Options or Rights granted under the Stock Option Plan shall be transferable, other than by will or by the laws of descent and distribution, except that all or any portion of an Option (other than Options which are ISOs) may be transferred to or for the benefit of (by trust) the spouse or lineal descendants of a holder of such Option, subject to such restrictions on transfer which may be imposed by federal and state securities laws, and if prior thereto the transferee agrees to be bound by the terms of the Stock Option Plan and the Options, as the case may be ("Permitted Transferee"). Options which are ISOs may be exercised, during the lifetime of the holder, only by the holder, or by his guardian or legal representative.

  10. Termination of Relationship to the Company. (a) In the event that any original grantee shall cease to be an Eligible Individual of the Company (or any subsidiary thereof), except as set forth in Paragraph 11, such Option may (subject to the provisions of the Stock Option Plan) be exercised (to the extent that the original grantee was entitled to exercise such Option at the termination of his employment or service as a director, officer, consultant, adviser, agent or independent representative, as the case may be) at any time within three months after such termination (or for such other period following termination as the grantee and the Company may have agreed to in writing), but not more than 10 years (five years in the case of a 10% Holder) after the date on which such Option was granted or the expiration of the Option, if earlier. Notwithstanding the foregoing, except as provided in Paragraph 11, if the position of an original grantee shall be terminated by the Company or any subsidiary thereof for cause or if the original grantee terminates his employment or position voluntarily and without the written consent of the Company or any subsidiary Company thereof, as the case may be, the Options granted to such person, whether held by such person or by a Permitted Transferee shall, to the extent not theretofore exercised, forthwith terminate immediately upon such termination.

  (b) Other than as provided in Paragraph 10(a), Options granted under the Stock Option Plan shall not be affected by any change of duties or position so long as the holder remains an Eligible Individual.

  (c) Any Option Agreement may contain such provisions as the Committee shall approve with reference to the determination of the date employment terminates or the date other positions or relationships terminate for purposes of the Stock Option Plan and the effect of leaves of absence, which provisions may vary from one another.

  (d) Nothing in the Stock Option Plan or in any Option granted pursuant to the Stock Option Plan shall confer upon any Eligible Individual or other person any right to continue in the employ of the Company or any subsidiary corporation (or the right to be retained by, or have any continued relationship with the Company or any subsidiary corporation thereof), or affect the right of the Company or any such subsidiary corporation, as the case may be, to terminate his employment, retention or relationship at any time. The grant of any Option pursuant to the Stock Option Plan shall be entirely in the discretion of the Committee and nothing in the Stock Option Plan shall be construed to confer on any Eligible Individual any right to receive any Option under the Stock Option Plan.

  11. Death, Disability or Retirement of Optionee. (a) If a person to whom an Option has been granted under the Stock Option Plan shall (i) die (and the conditions in sub-paragraph (b) below are met) or (ii) become permanently and totally disabled or enter retirement (as such terms are defined below) while serving as an Eligible Individual, the Option shall become immediately fully exercisable and the period for exercise provided in Paragraph 10 shall be extended to (i) one year after the date of death of the original grantee, or
(ii) in the case of the permanent and total disability of the original grantee, to one year after the date of permanent and total disability of the original grantee, or (iii) three years in the case of a retirement (as defined below), but, in any case, not more than 10 years (five years in the case of a 10% Holder) after the date such Option was granted, or the expiration of the Option, if earlier, as shall be prescribed in the original grantee's Option Agreement. An Option may be exercised as set forth herein in the event of the original grantee's death, by a Permitted Transferee or the person or persons to whom the holder's rights under the Option pass by will or applicable law, or if no such person has the right, by his executors or administrators; or in the event of the original grantee's permanent and total disability, by the holder or his guardian.

  (b) In the case of death of a person to whom an Option was originally granted, the provisions of subparagraph (a) apply if such person dies (i) while in the employ of the Company or a subsidiary corporation thereof or while serving as an Eligible Individual of the Company or a subsidiary corporation thereof or (ii) within three months after the termination of such position other than termination for cause, or voluntarily on the original grantee's part and without the consent of the Company or a subsidiary corporation thereof, or (iii) within three years following his retirement.

  (c) The term "permanent and total disability" as used above shall have the meaning set forth in Section 22(e)(3) of the Code.

  (d) The term "retirement" as used above shall mean voluntary termination of employment with the Company or a subsidiary corporation thereof by the Eligible Individual after attaining age 55 with at least 10 years of service with the approval of the Company or, if the individual has not attained age 55 and/or has less than 10 years of service, the Company determines that circumstances exist that warrant the granting of retirement status.

  12. Adjustments upon Changes in Capitalization. Notwithstanding any other provision of the Stock Option Plan, each Agreement may contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number and class of shares of Common Stock covered by such Option, the Option prices and the number of shares of Common Stock as to which Options shall be exercisable at any time, in the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, spin-offs, reorganizations, liquidations and the like. In the event of any such change in the outstanding Common Stock of the Company, the aggregate number of shares of Common Stock as to which Options may be granted under the Stock Option Plan to any Eligible Individual shall be appropriately adjusted by the Committee whose determination shall be conclusive. In the event of (i) the dissolution, liquidation, merger or consolidation of the Company or a sale of all or substantially all of the assets of the Company, or (ii) the disposition by the Company of substantially all of the assets or stock of a subsidiary of which the original grantee is then an employee, officer or director, consultant, adviser, agent or independent representative or (iii) a change in control (as hereinafter defined) of the Company has occurred or is about to occur, then, if the Committee shall so determine, each Option under the Stock Option Plan, if such event shall occur with respect to the Company, or each Option granted to an employee, officer, director, consultant, adviser, agent or independent representative of a subsidiary respecting which such event shall occur, shall (x) become immediately and fully exercisable or
(y) terminate simultaneously with the happening of such event, and the Company shall pay the Optionee in lieu thereof an amount equal to (a) the excess of the fair market value over the exercise price of one share on the date on which such event occurs, multiplied by (b) the number of shares subject to the Option, without regard to whether the Option is then otherwise exercisable.

  13. Effectiveness of the Stock Option Plan. Options may be granted under the Stock Option Plan, subject to its authorization and adoption by stockholders of the Company, at any time or from time to time after its adoption by the Committee, but no Option shall be exercised under the Stock Option Plan until the Stock Option Plan shall have been authorized and adopted by a majority of the votes properly cast thereon at a meeting of stockholders of the Company duly called and held within 12 months from the date of adoption of the Stock Option Plan by the Board of Directors. If so adopted, the Stock Option Plan shall become effective as of the date of its adoption by the Board of Directors. The exercise of the Options shall also be expressly subject to the condition that at the time of exercise a registration statement under the Securities Act of 1933, as amended (the "Act") shall be effective, or other provisions satisfactory to the Committee shall have been made to ensure that such exercise will not result in a violation of such Act, and such other qualification under any state or Federal law, rule or regulation as the Company shall determine to be necessary or advisable shall have been effected. If the shares of Common Stock issuable upon exercise of an Option are not registered under such Act, and if the Committee shall deem it advisable, the Optionee may be required to represent and agree in writing (i) that any shares of Common Stock acquired pursuant to the Stock Option Plan will not be sold except pursuant to an effective registration statement under such Act or an exemption from the registration provisions of the Act and (ii) that such Optionee will be acquiring such shares of Common Stock for his own account and not with a view to the distribution thereof and (iii) that the holder accepts such restrictions on transfer of such shares, including, without limitation, the affixing to any certificate representing such shares of an appropriate legend restricting transfer as the Company may reasonably impose.

  14. Termination and Amendment of the Stock Option Plan. The Board of Directors of the Company may, at any time prior to the termination of the Stock Option Plan, suspend, terminate, modify or amend the Stock Option Plan; provided that any increase in the aggregate number of shares of Common Stock reserved for issue upon the exercise of Options, any amendment which would materially increase the benefits accruing to participants under the Stock Option Plan, or any material modification in the requirements as to eligibility for participation in the Stock Option Plan, shall be subject to the approval of stockholders in the manner provided in Paragraph 13, except that any such increase, amendment or change that may result from adjustments authorized by Paragraph 12 or adjustments based on revisions to the Code or regulations promulgated thereunder (to the extent permitted by such authorities) shall not require such approval. No suspension, termination, modification or amendment of the Stock Option Plan may, without the express written consent of the Eligible Individual (or his Permitted Transferee) to whom an Option shall theretofore have been granted, adversely affect the rights of such Eligible Individual (or his Permitted Transferee) under such Option.

  15. Financing for Investment in Stock of the Company. The Board of Directors may cause the Company or any subsidiary to give or arrange for financing, including direct loans, secured or unsecured, or guaranties of loans by banks which loans may be secured in whole or in part by assets of the Company or any subsidiary, to any Eligible Individual under the Stock Option Plan who shall have been so employed or so served for a period of at least six months at the end of the fiscal year ended immediately prior to arranging such financing; but the Board of Directors may, in any specific case, authorize financing for an Eligible Individual who shall not have served for such a period. Such financing shall be for the purpose of providing funds for the purchase by the Eligible Individual of shares of Common Stock pursuant to the exercise of an

Option and/or for payment of taxes incurred in connection with such exercise, and/or for the purpose of otherwise purchasing or carrying a stock investment in the Company. The maximum amount of liability incurred by the Company and its subsidiaries in connection with all such financing outstanding shall be determined from time to time in the discretion of the Board of Directors. Each loan shall bear interest at a rate not less than that provided by the Code and other applicable law, rules, and regulations in order to avoid the imputation of interest at a higher rate. Each recipient of such financing shall be personally liable for the full amount of all financing extended to him. Such financing shall be based upon the judgment of the Board of Directors that such financing may be reasonably be expected to benefit the Company, and that such financing as may be granted shall be consistent with the Certificate of Incorporation and By-Laws of the Company or such subsidiary, and applicable laws.

  If any such financing is authorized by the Board of Directors, such financing shall be administered by the Board of Directors.

  16. Severability. In the event that any one or more provisions of the Stock Option Plan or any Agreement, or any action taken pursuant to the Stock Option Plan or such Agreement, should, for any reason, be unenforceable or invalid in any respect under the laws of the United States, any state of the United States or any other government, such unenforceability or invalidity shall not affect any other provision of the Stock Option Plan or of such or any other Agreement, but in such particular jurisdiction and instance the Stock Option Plan and the affected Agreement shall be construed as if such unenforceable or invalid provision had not been contained therein or if the action in question had not been taken thereunder.

  17. Applicable Law. The Stock Option Plan shall be governed and interpreted, construed and applied in accordance with the laws of the State of Pennsylvania.

  18. Withholding. A holder shall, upon notification of the amount due and prior to or concurrently with delivery to such holder of a certificate representing such shares of Common Stock, pay promptly any amount necessary to satisfy applicable Federal, state, local or other tax requirements.

  19.  Miscellaneous.

  1. The terms "parent," "subsidiary" and "subsidiary corporation" shall have the meanings set forth in Sections 424(e) and (f) of the Code, respectively.

  2. The term "terminated for cause" shall mean termination by the Company (or a subsidiary thereof) of the employment of or other relationship with, the original grantee by reason of the grantee's (i) willful refusal to perform his obligations to the Company (or a subsidiary thereof), (ii) willful misconduct, contrary to the interests of the Company (or a subsidiary thereof), or (iii) commission of a serious criminal act, whether denominated a felony, misdemeanor or otherwise. In the event of any dispute regarding whether a termination for cause has occurred, the Board of Directors may by resolution resolve such dispute and such resolution shall be final and conclusive on all parties.

  3. The term "change in control" shall mean an event or series of events that results in (i) a person, partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a "person" within the meaning of Sections 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act"), other than the Company, a majority-owned subsidiary of the Company or an employee benefit plan of the Company or such subsidiary (or such plan's related trust), become(s) the "beneficial owner" (as defined in Rule 13d-3 under the Act) of 20% or more of the then outstanding voting stock of the Company;
(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the

Company's Board of Directors (together with any new director whose election by the Company's Board or whose nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; (iii) all or substantially all of the business of the Company is disposed of pursuant to a merger, consolidation or other transaction in which the Company is not the surviving corporation or the Company combines with another company and is the surviving corporation (unless the shareholders of the Company immediately following such merger, consolidation, combination, or other transaction beneficially own, directly or indirectly, more than 50% of the aggregate voting stock or other ownership interests of (x) the entity or entities, if any, that succeed to the business of the Company or (y) the combined company).

                        JONES APPAREL GROUP, INC.
                         STOCK OPTION AGREEMENT
                      (NON-QUALIFIED STOCK OPTION)

  THIS AGREEMENT, made as of this ___ day of _______ [1999] by JONES APPAREL GROUP, INC., a Pennsylvania corporation (hereinafter called the "Company"), with __________________________ (hereinafter called the "Holder"):

  The Company has adopted a 1999 Stock Option Plan (the "Plan"). Said Plan, as it may hereafter be amended and continued, is incorporated herein by reference and made part of this Agreement.

  The Committee, which is charged with the administration of the Plan pursuant to Section 3 thereof, has determined that it would be to the advantage and interest of the Company to grant the option provided for herein to the Holder as an inducement to remain in the service of the Company or one of its subsidiaries, and as an incentive for increased efforts during such service.

  NOW, THEREFORE, pursuant to the Plan, the Company with the approval of the Committee hereby grants to the Holder as of the date hereof an option (the "Option") to purchase all or any part of _______ shares of Common Stock of the Company, par value $[ ] per share, at a price per share of $_________, [which price is not less than the fair market value of a share of Common Stock on the date hereof,] and upon the following terms and conditions:

  1. The Option shall continue in force through _______ ___, ____ (the "Expiration Date"), unless sooner terminated as provided herein and in the Plan. Subject to the provisions of the Plan, the Option shall become exercisable as to [20%] of the number of shares originally covered thereby upon the first anniversary of the date of grant of the Option, and as to [20%] of the number of shares originally covered thereby upon the second, [third and fourth] anniversaries of the date of grant of the Option, and on the [fifth] anniversary, the Option shall become fully exercisable. Such installments shall be cumulative, subject to the following:

    a. Except as provided hereinbelow, the Option may not be exercised unless the Holder is then an employee (including directors and officers who are employees), director or officer of the Company or any subsidiary of the Company, in each case, on the date of grant, or a consultant, advisor, agent or independent representative of the Company or any subsidiary of the Company, or any combination thereof.

  2. In the event that the employment or service of the Holder shall be terminated prior to the Expiration Date (otherwise than by reason of death or disability), the Option may, subject to the provisions of the Plan, be exercised (to the extent that the Holder was entitled to do so at the termination of this employment or service) at any time within three months after such termination, but not after the Expiration Date, provided, however, that if such termination shall have been for cause or voluntarily by the Holder and without the written consent of the Company or any subsidiary corporation thereof, as the case may be, the Option and all rights of the Holder hereunder, to the extent not theretofore exercised, shall forthwith terminate immediately upon such termination. Nothing in this Agreement shall confer upon the Holder any right to continue in the employ or service of the Company or any subsidiary of the Company or affect the right of the Company or any subsidiary to terminate his employment or service at any time.

  3. If the Holder shall (a) die while he is employed by or serving the Company or a corporation which is a subsidiary thereof or within three months after the termination of such position (other than termination for cause, or voluntarily on his part and without the consent of the Company or subsidiary corporation thereof, as the case may be,) or within three years following his retirement (as such term is defined in the Plan), or (b) become permanently and totally disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, while employed by or serving any such company, or (c) enter retirement, then the Option shall become immediately fully exercisable, as set forth herein by the Holder or by the person or persons to whom the Holder's rights under the Option pass by will or applicable law, or if no such person has such right, by his executors or administrators, at any time within one year after the date of death of the original Holder, or one year after the date of permanent and total disability, or three years after the date of retirement, but in each case, not later than the Expiration Date.

  4. a. The Holder may exercise the Option with respect to all or any part of the shares then purchasable hereunder by giving the Company written notice in the form annexed, as provided in paragraph 8 hereof, of such exercise. Such notice shall specify the number of shares as to which the Option is being exercised and shall be accompanied by payment in full in cash of an amount equal to the exercise price of such shares multiplied by the number of shares as to which the Option is being exercised; provided that, if permitted by the Board, the purchase price may be paid, in whole or in part, by surrender or delivery to the Company of securities of the Company having a fair market value on the date of the exercise equal to the portion of the purchase price being so paid. In such event fair market value should be determined pursuant to paragraph 5 of the Plan.

      b. Prior to or concurrently with delivery by the Company to the Holder of a certificate(s) representing such shares, the Holder shall, upon notification of the amount due, pay promptly any amount necessary to satisfy applicable federal, state or local tax requirements. In the event such amount is not paid promptly, the Company shall have the right to apply from the purchase price paid any taxes required by law to be withheld by the Company with respect to such payment and the number of shares to be issued by the Company will be reduced accordingly.

  5. Notwithstanding any other provision of the Plan, in the event of a change in the outstanding Common Stock of the Company by reason of a stock dividend, split-up, split-down, reverse split, recapitalization, merger, consolidation, combination or exchange of shares, spin-off, reorganization, liquidation or the like, then the aggregate number of shares and price per share subject to the Option shall be appropriately adjusted by the Board, whose determination shall be conclusive.

  6. No options granted hereunder shall be transferable other than by will or by the laws of descent and distribution, except that all or any portion of the Option may be transferred to or for the benefit of (by trust) the spouse or lineal descendents of the Holder, subject to such restrictions on transfer which may be imposed by federal and state securities laws, and if prior thereto the transferee agrees to be bound by the terms of the Plan and this Agreement. Options may be exercised, during the lifetime of the Holder, only by the Holder, or by his guardian or legal representative. In the event of any attempt by the Holder to transfer, assign, pledge, hypothecate or otherwise dispose of this Option or of any right hereunder, except as provided for herein, or in the event of the levy or any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate this Option by notice to the Holder and it shall thereupon become null and void.

  7. Neither the Holder nor in the event of his death, any person entitled to exercise his rights, shall have any of the rights of a stockholder with respect to the shares subject to the Option until share certificates have been issued and registered in the name of the Holder or his estate, as the case may be.

  8. Any notice to the Company provided for in this Agreement shall be addressed to the Company in care of its Chief Financial Officer, 250 Rittenhouse Circle, Bristol, Pennsylvania 19007 and any notice to the Holder shall be addressed to him at his address now on file with the Company, or to such other address as either may last have designated to the other by notice as provided herein. Any notice so addressed shall be deemed to be given on the second business day after mailing, by registered or certified mail, at a post office or branch post office within the United States.

  9. In the event that any question or controversy shall arise with respect to the nature, scope or extent of any one or more rights conferred by this Option, the determination by the Committee (as constituted at the time of such determination) of the rights of the Holder shall be conclusive, final and binding upon the Holder and upon any other person who shall assert any right pursuant to this Option.


                                                JONES APPAREL GROUP, INC.


                                                By: _____________________
                                                Name: ___________________
                                                Title: __________________


ACCEPTED AND AGREED

____________________
Holder

                       FORM OF NOTICE OF EXERCISE



TO: JONES APPAREL GROUP, INC.
    250 Rittenhouse Circle
    Bristol, Pennsylvania 19007


  The undersigned hereby exercises his/her option to purchase _____ shares of Common Stock of Jones Apparel Group, Inc. (the "Company"), as provided in the Stock Option Agreement dated as of _______, 199_ at $ _______ per share, a total of $_____________, and makes payment therefor as follows:

    (a) To the extent of $_______ of the purchase price, the undersigned hereby surrenders to the Company certificates for shares of its Common Stock, which, valued at $__________________ per share, the fair market value thereof, equals such portion of the purchase price.

    (b) To the extent of the balance of the purchase price, the undersigned has enclosed a certificate or bank check payable to the order of the Company for $________________.

  A stock certificate or certificate for the shares should be delivered in person or mailed to the undersigned at the address shown below.

  The undersigned hereby represents and warrants that it is his (her) present intention to acquire and hold the aforesaid shares of Common Stock of the Company for his (her) own account for investment, and not with a view to the distribution of any thereof, and agrees that he (she) will make no sale, thereof, except in compliance with the applicable provisions of the Securities Act of 1933, as amended.


                                             Signature: _______________________

                                             Address:   _______________________

                                                        _______________________

Dated: _____________________

                        JONES APPAREL GROUP, INC.
                         STOCK OPTION AGREEMENT
                        (INCENTIVE STOCK OPTION)


  THIS AGREEMENT, made as of this ___ day of _______ [1999] by JONES APPAREL GROUP, INC., a Pennsylvania corporation (hereinafter called the "Company"), with ___________________________ (hereinafter called the "Holder"):

  The Company has adopted a 1999 Stock Option Plan (the "Plan"). Said Plan, as it may hereafter be amended and continued, is incorporated herein by reference and made part of this Agreement.

  The Committee, which is charged, with the administration of the Plan pursuant to Section 3 thereof, has determined that it would be to the advantage and interest of the Company to grant the option provided for herein to the Holder as an inducement to remain in the service of the Company or one of its subsidiaries, and as an incentive for increased efforts during such service.

  NOW, THEREFORE, pursuant to the Plan, the Company with the approval of the Committee hereby grants to the Holder as of the date hereof an option (the "Option") to purchase all or any part of _________ shares of Common Stock of the Company, par value $[ ] per share, at a price per share of $_________, which price is not less than the fair market value of a share of Common Stock on the date hereof (or 110% of the fair market value of a share of Common Stock if the Holder is a 10% Holder (as defined in the Plan)), and upon the following terms and conditions:

  1. The Option shall continue in force through _______________ ____, (the "Expiration Date"), unless sooner terminated as provided herein and in the Plan. Subject to the provisions of the Plan, the Option shall become exercisable as to [20%] of the number of shares originally covered thereby upon the first anniversary of the date of grant of the Option, and as to [20%] of the number of shares originally covered thereby upon the second, [third and fourth] anniversaries of the date of grant of the Option, and on the [fifth] anniversary, the Option shall become fully exercisable. Such installments shall be cumulative, subject to the following:

      a. Except as provided hereinbelow, the Option may not be exercised unless the Holder is then an employee (including directors and officers who are employees), director or officer of the Company or any subsidiary of the Company, in each case, on the date of grant, or a consultant, advisor, agent or independent representative of the Company or any subsidiary of the Company, or any combination thereof.

      b. This Option is designated as an incentive stock option ("ISO") pursuant to the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder.

  2. In the event that the employment or service of the Holder shall be terminated prior to the Expiration Date (otherwise than by reason of death or disability), the Option may, subject to the provisions of the Plan, be exercised (to the extent that the Holder was entitled to do so at the termination of this employment or service) at any time within three months after such termination, but not after the Expiration Date, provided, however, that if such termination shall have been for cause or voluntarily by the Holder and without the written consent of the Company or any subsidiary corporation thereof, as the case may be, the Option and all rights of the Holder hereunder, to the extent not theretofore exercised, shall forthwith terminate immediately upon such termination. Nothing in this Agreement shall confer upon the Holder any right to continue in the employ or service of the Company or any subsidiary of the Company or affect the right of the Company or any subsidiary to terminate his employment or service at any time.

  3. If the Holder shall (a) die while he is employed by or serving the Company or a corporation which is a subsidiary thereof or within three months after the termination of such position (other than termination for cause, or voluntarily on his part and without the consent of the Company or subsidiary corporation thereof, as the case may be,) or within three years following his retirement (as such term is defined in the Plan), or (b) become permanently and totally disabled within the meaning of Section 22(e)(3) of the Code while employed by or serving any such company, or (c) enter retirement, then the Option shall become immediately fully exercisable, as set forth herein by the Holder or by the person or persons to whom the Holder's rights under the Option pass by will or applicable law, or if no such person has such right, by his executors or administrators, at any time within one year after the date of death of the original Holder, or one year after the date of permanent and total disability, or three years after the date of retirement, but in each case, not later than the Expiration Date.

  4. a. The Holder may exercise the Option with respect to all or any part of the shares then purchasable hereunder by giving the Company written notice in the form annexed, as provided in paragraph 8 hereof, of such exercise. Such notice shall specify the number of shares as to which the Option is being exercised and shall be accompanied by payment in full in cash of an amount equal to the exercise price of such shares multiplied by the number of shares as to which the Option is being exercised; provided that, if permitted by the Board, the purchase price may be paid, in whole or in part, by surrender or delivery to the Company of securities of the Company having a fair market value on the date of the exercise equal to the portion of the purchase price being so paid. In such event fair market value should be determined pursuant to paragraph 5 of the Plan.

      b. Prior to or concurrently with delivery by the Company to the Holder of a certificate(s) representing such shares, the Holder shall, upon notification of the amount due, pay promptly any amount necessary to satisfy applicable federal, state or local tax requirements. In the event such amount is not paid promptly, the Company shall have the right to apply from the purchase price paid any taxes required by law to be withheld by the Company with respect to such payment and the number of shares to be issued by the Company will be reduced accordingly.

  5. Notwithstanding any other provision of the Plan, in the event of a change in the outstanding Common Stock of the Company by reason of a stock dividend, split-up, split-down, reverse split, recapitalization, merger, consolidation, combination or exchange of shares, spin-off, reorganization, liquidation or the like, then the aggregate number of shares and price per share subject to the Option shall be appropriately adjusted by the Board, whose determination shall be conclusive.

  6. This Option shall, during the Holder's lifetime, be exercisable only by him, and neither this Option nor any right hereunder shall be transferable by him, by operation of law or otherwise, except by will or by the laws of descent and distribution. In the event of any attempt by the Holder to transfer, assign, pledge, hypothecate or otherwise dispose of this Option or of any right hereunder, except as provided for herein, or in the event of the levy or any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate this Option by notice to the Holder and it shall thereupon become null and void.

  7. Neither the Holder nor in the event of his death, any person entitled to exercise his rights, shall have any of the rights of a stockholder with respect to the shares subject to the Option until share certificates have been issued and registered in the name of the Holder or his estate, as the case may be.

  8. Any notice to the Company provided for in this Agreement shall be addressed to the Company in care of its Chief Financial Officer, 250 Rittenhouse Circle, Bristol, Pennsylvania 19007 and any notice to the Holder shall be addressed to him at his address now on file with the Company, or to such other address as either may last have designated to the other by notice as provided herein. Any notice so addressed shall be deemed to be given on the second business day after mailing, by registered or certified mail, at a post office or branch post office within the United States.

  9. In the event that any question or controversy shall arise with respect to the nature, scope or extent of any one or more rights conferred by this Option, the determination by the Committee (as constituted at the time of such determination) of the rights of the Holder shall be conclusive, final and binding upon the Holder and upon any other person who shall assert any right pursuant to this Option.


                                  JONES APPAREL GROUP, INC.

                                  By: ___________________________
                                  Name: _________________________
                                  Title: ________________________

ACCEPTED AND AGREED

________________________
Holder

                       FORM OF NOTICE OF EXERCISE



TO:  JONES APPAREL GROUP, INC.
     250 Rittenhouse Circle
     Bristol, PA 19007


  The undersigned hereby exercises his/her option to purchase _____ shares of Common Stock of Jones Apparel Group, Inc. (the "Company"), as provided in the Stock Option Agreement dated as of _______, 199_ at $ _______ per share, a total of $_____________, and makes payment therefor as follows:

  (a) To the extent of $_______ of the purchase price, the undersigned hereby surrenders to the Company certificates for shares of its Common Stock, which, valued at $__________________ per share, the fair market value thereof, equals such portion of the purchase price.

  (b) To the extent of the balance of the purchase price, the undersigned has enclosed a certificate or bank check payable to the order of the Company for $________________.

  A stock certificate or certificate for the shares should be delivered in person or mailed to the undersigned at the address shown below.

  The undersigned hereby represents and warrants that it is his (her) present intention to acquire and hold the aforesaid shares of Common Stock of the Company for his (her) own account for investment, and not with a view to the distribution of any thereof, and agrees that he (she) will make no sale, thereof, except in compliance with the applicable provisions of the Securities Act of 1933, as amended.



                                             Signature: _______________________

                                             Address:   _______________________

                                                        _______________________

Dated: _____________________

                               EXHIBIT 5.1

                        JONES APPAREL GROUP, INC.
                              1411 Broadway
                       New York, New York   10018

                             August 20, 1999

Board of Directors of
Jones Apparel Group, Inc.
250 Rittenhouse Circle
Bristol, Pennsylvania   19007

  Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

  I have acted as counsel for Jones Apparel Group, Inc., a Pennsylvania corporation (the "Company") in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement"), which is being filed on the date hereof by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

  The Registration Statement covers 10,000,000 shares (the "Shares") of common stock, $0.01 par value per share, of the Company which may be issued by the Company upon the exercise of options to be granted pursuant to the Company's 1999 Stock Option Plan (the "Plan") filed as Exhibit 4.5 to the Registration Statement.

  In that connection, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and the Plan. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to originals of all documents submitted to me as certified or reproduced copies of originals.

  Based upon such examination, I am of the opinion that:

  1. The Plan and the Shares have been duly authorized by all requisite corporate action on the part of the Company.

  2. When the Shares have been issued and paid for in the manner and for the consideration described in the Plan, the Shares will be validly issued, fully paid and non-assessable.

  I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. I further consent to the filing of copies of this opinion with agencies of such states and other jurisdictions as are deemed necessary in the course of complying with the laws of the states and jurisdictions regarding the issuance and sale of the Shares in accordance with the Registration Statement.

                                      Very truly yours,

                                      /s/ Ira M. Dansky
                                      Ira M. Dansky
                                      General Counsel

                              EXHIBIT 23.1


                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


  We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement our reports dated February 5, 1999, except as to Note 19, which is dated as of March 2, 1999, relating to the consolidated financial statements and schedules of Jones Apparel Group, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.



                                         /s/ BDO SEIDMAN, LLP


New York, New York
August 23, 1999

                              EXHIBIT 23.2


                      INDEPENDENT AUDITORS' CONSENT


  We consent to the incorporation by reference in this Registration Statement of Jones Apparel Group, Inc. on Form S-8 of our report dated March 16, 1999 appearing in the Current Report on Form 8-K dated May 13, 1999, filed by Jones Apparel Group, Inc.


                                        /s/ DELOITTE & TOUCHE LLP



New York, New York
August 23, 1999